ServiceSource Reports Third Quarter 2014 Financial Results

SAN FRANCISCO, October 30, 2014 - ServiceSource® (Nasdaq: SREV), the global leader in recurring revenue management, today announced financial results for the third quarter ended September 30, 2014.

"The company remains focused on our plan to return to growth and profitability and deliver long-term shareholder value. While we reported financial results above our guidance, there is still work to be done to turn our business around," said Ashley Johnson, Acting CEO of ServiceSource. "We are aligning our people, processes and technology to deliver to our customers' needs - driving our Managed Services operations to best-in-class execution and deploying a new delivery model in our Cloud Business to accelerate the time to market of our applications."

GAAP revenue was $64.7 million in the third quarter, representing a 2.7% decrease from the $66.5 million delivered in the same period in the prior year. Non-GAAP revenue, which excludes the impact of the reduction of deferred revenue in connection with our acquisition of Scout Analytics, was $65.0 million, reflecting a 2.2% decrease from the same period in the prior year.

For the third quarter of fiscal year 2014, adjusted EBITDA was a loss of $7.4 million, compared with a profit of $5.3 million for the same period last year. GAAP net loss in the quarter was $41.8 million, or $0.50 per share, which includes a goodwill impairment charge of $21.0, compared with loss of $5.5 million, or $0.07 per share, for the same period last year. Non-GAAP net loss in the quarter was $6.3 million compared with non-GAAP net income of $2.0 million for the same period last year. Non-GAAP EPS was $0.08 loss per basic and diluted share, compared with a profit of $0.02 per diluted share for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call

ServiceSource will discuss its third quarter of 2014 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 25465850. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the benefits of ServiceSource offerings, our managed services, our Renew OnDemand cloud platform and application, and/or our Scout application. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to Renew OnDemand and other SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; changes in market conditions that impact our ability to sell the Renew OnDemand, Scout or other SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

About ServiceSource

ServiceSource International, Inc. (NASDAQ: SREV) is the global leader in recurring revenue and customer success management. B2B companies use ServiceSource to fuel growth and build long-standing relationships across the customer lifecycle. Through its software and services, ServiceSource delivers higher subscription, maintenance and support revenue, and improved customer retention. Headquartered in San Francisco, ServiceSource® manages over $14.5 billion in revenue for the world's largest and most respected technology, industrial, healthcare and life sciences, and media and information companies. For more information, please go to www.servicesource.com.

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Trademarks

ServiceSource, Renew OnDemand, Scout Analytics and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net revenue	$64,713	$66,482	$197,526	$195,300
Cost of revenue (1)	49,218	39,730	145,331	116,848
Gross profit	15,495	26,752	52,195	78,452
Operating expenses:
Sales and marketing (1)	14,343	13,731	47,225	43,906
Research and development (1)	6,402	5,500	19,999	18,542
General and administrative (1)	10,932	11,177	36,053	33,182
Restructuring and other	1,937	-	1,937	-
Goodwill impairment	21,000	-	21,000	-
Total operating expenses	54,614	30,408	126,214	95,630
Loss from operations	(39,119)	(3,656)	(74,019)	(17,178)
Other (income) expense:
Interest expense	(2,495)	(1,272)	(7,356)	(1,376)
Other, net	(372)	179	(282)	(119)
Loss before income taxes	(41,986)	(4,749)	(81,657)	(18,673)
Income tax (benefit) provision	(200)	753	(39)	2,190
Net loss	$(41,786)	$(5,502)	$(81,618)	$(20,863)
Net loss per share, basic and diluted	$(0.50)	$(0.07)	$(0.99)	$(0.27)
Weighted average common shares outstanding, basic and diluted	83,130	79,740	82,668	77,557

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of revenue	$1,034	$802	$3,168	$2,222
Sales and marketing	1,497	2,414	4,917	7,396
Research and development	695	753	2,131	1,758
General and administrative	1,848	1,989	5,790	5,925
Total stock-based compensation	$5,074	$5,958	$16,006	$17,301

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$98,922	$170,132
Short-term investments	125,001	105,001
Accounts receivable, net	59,988	73,113
Deferred income taxes	433	412
Prepaid expenses and other	6,583	6,295
Total current assets	290,927	354,953
Property and equipment, net	27,672	27,998
Deferred income taxes, net of current portion	2,152	2,035
Goodwill and intangibles, net	15,443	6,334
Other assets, net	8,177	8,626
Total assets	$344,371	$399,946
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,765	$3,610
Accrued taxes	684	1,134
Accrued compensation and benefits	19,238	19,610
Deferred revenue	6,109	5,905
Accrued liabilities and other	11,884	9,509
Total current liabilities	40,680	39,768
Convertible notes, net	118,958	113,915
Deferred revenue, non-current	163	367
Other long-term liabilities	4,729	5,199
Total liabilities	164,530	159,249
Stockholders' equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	307,178	286,526
Accumulated deficit	(127,868)	(46,250)
Accumulated other comprehensive income	964	854
Total stockholders' equity	179,841	240,697
Total liabilities and stockholders' equity	$344,371	$399,946

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine months ended
	September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(81,618)	$(20,863)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	9,670	9,010
Amortization of debt discount and issuance costs	5,536	960
Accretion of premium on short-term investments	72	569
Deferred income taxes	(177)	504
Stock-based compensation	16,006	17,301
Income tax (benefit) charge from stock-based compensation	(267)	249
Goodwill impairment	21,000	-
Changes in operating assets and liabilities:
Accounts receivable, net	14,567	1,527
Prepaid expenses and other	88	(174)
Accounts payable	(831)	2,581
Accrued taxes	(593)	1,110
Accrued compensation and benefits	(294)	1,227
Accrued liabilities and other	647	763
Net cash (used in) provided by operating activities	(16,194)	14,764
Cash flows from investing activities
Acquisition of property and equipment	(7,625)	(3,108)
Cash paid for acquisition, net of cash acquired	(32,550)	-
Purchases of short-term investments	(70,430)	(78,502)
Sales of short-term investments	46,181	5,336
Maturities of short-term investments	4,043	2,000
Net cash used in investing activities	(60,381)	(74,274)
Cash flows from financing activities
Proceeds from issuance of convertible notes	-	150,000
Issuance costs related to the issuance of convertible notes	-	(4,350)
Payments of convertible note hedges	-	(31,408)
Proceeds from the issuance of warrants	-	21,763
Repayment on capital leases obligations	(321)	(245)
Proceeds from common stock issuances	4,380	21,969
Income tax benefit (charge) from stock-based compensation	267	(249)
Net cash provided by financing activities	4,326	157,480
Net (decrease) increase in cash and cash equivalents	(72,249)	97,970
Effect of exchange rate changes on cash and cash equivalents	1,039	136
Cash and cash equivalents at beginning of period	170,132	76,568
Cash and cash equivalents at end of period	$98,922	$174,674

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period for Scout Analytics due to the impact of purchase accounting rules related to deferred revenue acquired.

Non-GAAP gross profit consists of gross profit plus adjustments to revenue related to purchase accounting, stock based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net loss consists of net loss plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs, non-cash goodwill impairment charge and non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs, non-cash goodwill impairment charge and adjustments to revenue related to purchase accounting. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2014	2013	2014	2013
Net Revenue
GAAP net revenue		$64,713	$66,482	$197,526	$195,300
Adjustments to revenue	(A)	317	-	1,076	-
Non-GAAP net revenue		$65,030	$66,482	$198,602	$195,300

Gross Profit
GAAP gross profit		$15,495	$26,752	$52,195	$78,452
Non-GAAP adjustments:
Adjustments to revenue	(A)	317	-	1,076	-
Stock-based compensation	(B)	1,034	802	3,168	2,222
Amortization of internally-developed software	(C)	517	847	1,553	2,506
Amortization of purchased intangible assets	(D)	351	-	974	-
Non-GAAP gross profit		$17,714	$28,401	$58,966	$83,180

Gross Profit %
GAAP gross profit		24%	40%	26%	40%
Non-GAAP adjustments:
Adjustments to revenue	(A)	— %	— %	1%	— %
Stock-based compensation	(B)	2%	1%	2%	1%
Amortization of internally-developed software	(C)	1%	1%	1%	1%
Amortization of purchased intangible assets	(D)	1%	— %	— %	— %
Non-GAAP gross profit		27%	43%	30%	43%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$54,614	$30,408	$126,214	$95,630
Stock-based compensation	(B)	(4,040)	(5,156)	(12,838)	(15,079)
Amortization of internally-developed software	(C)	(105)	(424)	(245)	(1,306)
Amortization of purchased intangible assets	(D)	(212)	-	(590)	-
Acquisition related costs	(E)	-	-	(728)	-
Restructuring and other	(F)	(1,937)	-	(1,937)	-
Goodwill impairment	(G)	(21,000)	-	(21,000)	-
Non-GAAP operating expenses		$27,320	$24,828	$88,876	$79,245

Net loss
GAAP net loss		$(41,786)	$(5,502)	$(81,618)	$(20,863)
Non-GAAP adjustments:
Adjustments to revenue	(A)	317	-	1,076	-
Stock-based compensation	(B)	5,074	5,958	16,006	17,301
Amortization of internally-developed software	(C)	622	1,271	1,798	3,812
Amortization of purchased intangible assets	(D)	563	-	1,564	-
Acquisition related costs	(E)	-	-	728	-
Restructuring and other	(F)	1,937	-	1,937	-
Goodwill impairment	(G)	21,000	-	21,000	-
Non-cash interest expense	(H)	1,905	924	5,569	924
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	4,028	(609)	12,752	844
Non-GAAP net loss		$(6,340)	$2,042	$(19,188)	$2,018

Diluted Net Loss Per Share
GAAP net loss per share		$(0.50)	$(0.07)	$(0.99)	$(0.26)
Non-GAAP adjustments:
Adjustments to revenue	(A)	0.00	-	0.01	-
Stock-based compensation	(B)	0.06	0.07	0.19	0.21
Amortization of internally-developed software	(C)	0.01	0.02	0.02	0.05
Amortization of purchased intangible assets	(D)	0.01	-	0.02	-
Acquisition related costs	(E)	-	-	0.01	-
Restructuring and other	(F)	0.02	-	0.02	-
Goodwill impairment	(G)	0.25	-	0.25	-
Non-cash interest expense	(H)	0.02	0.01	0.07	0.01
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	0.05	(0.01)	0.15	0.01
Non-GAAP diluted net income (loss) per share		$(0.08)	$0.02	$(0.23)	$0.02
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		83,130	84,219	82,668	81,290

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Adjustments to revenue - Due to purchase accounting rules, upon acquisition, we recorded an adjustment of $1.7 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Scout Analytics. As a result of this adjustment, $0.3 million of revenue was not recognized for the three months ended September 30, 2014 and $1.1 million for the nine months ended September 30, 2014. Therefore, revenue is adjusted by an increase of $0.3 million to arrive at non-GAAP revenue for the three months ended September 30, 2014 and $1.1 million to arrive at non-GAAP revenue for the nine months ended September 30, 2014.

(B) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(C) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(D) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

(E) Acquisition related costs. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs and acquisition bonus payments. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

(F) Restructuring and other expense.   Included in our GAAP presentation, we will incur expenses with our announced restructuring effort to reduce expenses to better match revenues.  We expect this restructuring effort to occur over the next several quarters.  These costs would incur employee severance costs and also costs related to cancellation of contracts or loss of future benefit.  These are one-time in nature costs that are not indicative of our core operating performance.

(G) Goodwill impairment.  Included in our GAAP presentation, we recorded a goodwill impairment related to our Cloud and Business Intelligence unit in the third quarter of 2014.   Goodwill impairment is a noncash charge that is one time in nature that is not indicative of our core operating performance.

(H) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(I) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E ,F, G and H noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Net loss	$(41,786)	$(5,502)	$(81,618)	$(20,863)
Income tax (benefit) provision	(200)	753	(39)	2,190
Other expense, net	2,869	1,093	7,638	1,495
Depreciation and amortization	3,348	2,990	9,670	9,010
EBITDA	(35,769)	(666)	(64,349)	(8,168)
Stock-based compensation	5,074	5,958	16,006	17,301
Adjustments to revenue	317	-	1,076	-
Acquisition related costs	-	-	728	-
Restructuring and other	1,937	-	1,937	-
Goodwill impairment	21,000	-	21,000	-
Adjusted EBITDA	$(7,441)	$5,292	$(23,602)	$9,133

ServiceSource International, Inc.
Reporting Segments
(In thousands)
(unaudited)
	Three Months Ended September 30,
	2014		2013
	Managed Services	Cloud and Business Intelligence	Managed Services	Cloud and Business Intelligence
Net Revenue	$56,629	$8,084	$61,946	$4,536
Cost of Revenue	43,733	5,485	35,388	4,342
Gross Profit	$12,896	$2,599	$26,558	$194

	Nine Months Ended September 30,
	2014		2013
	Managed Services	Cloud and Business Intelligence	Managed Services	Cloud and Business Intelligence
Net Revenue	$173,773	$23,753	$183,329	$11,971
Cost of Revenue	127,629	17,702	107,384	9,464
Gross Profit	$46,144	$6,051	$75,945	$2,507

Investor Relations Contact for ServiceSource:

Erik Bylin
ServiceSource International, Inc.
(415) 901-4182
ebylin@servicesource.com